EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT ("Agreement") made and entered into this 23rd day of April 2009 (the "Effective Date"), by and between CHINA WI MAX Communications, INC., a Nevada corporation (the "Company") and Frank R. Ventura (the "Executive").

                              W I T N E S S E T H:

                  WHEREAS, the Company wishes to secure the services of the Executive subject to the contractual terms and conditions set forth herein; and

                  WHEREAS, the Executive is willing to enter into this Agreement upon the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto agree as follows:

     1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to accept such employment with the Company, all upon the terms and conditions set forth herein.

                  A. Term. Subject to the terms and conditions of this Agreement, the Executive shall be employed for a term commencing on the Effective Date and ending on the first (1st) anniversary of the Effective Date (the "Term") unless sooner terminated as provided for herein. The Term shall renew automatically for additional one (1) year terms, unless either party gives written notice no less than ninety
         (90) days prior to the expiration of the Term that it does not intend to extend the Term.

     B. Duties and Responsibilities and Capacity. During the Term, the Executive shall serve in the capacity of Chief Financial Officer (CFO) subject to the supervision of the Chairman of the Board, President or Chief Executive Officer of the Company. Executive will be permitted to perform his primary duties, as appropriate, from his principal work location in or near Overland Park, Kansas and will not be required to relocate to Denver, Colorado or any other location unless agreed to by Executive. Failure to relocate shall not be deemed a "for Cause" termination event.

     C. Part-Time to Full-Time Duties. During the Term, and excluding any periods of disability, vacation or sick leave to which the Executive is entitled, the Executive shall devote substantially all of his business time, attention and energies to the business of the Company, provided, however, for the time period between the Effective Date and September 1, 2009, Executive shall devote approximately three-fourths of his time and energies to the business of the Company. During the Term, it shall not be a violation of this Agreement for the Executive to (i) serve on corporate, university, civic, or charitable boards or committees (ii) deliver lectures or fulfill speaking engagements and (iii) manage personal investments, so long as such activities do not materially interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.


Final Ventura Employment Agreement -- 042809      ____________ Initial

     D. Standard of Performance. The Executive will perform his duties under this Agreement with fidelity and loyalty, to the best of his ability, experience and talent and in a manner consistent with his duties and responsibilities.



     2. Compensation.--Base Salary.

     A. Beginning on May 1, 2009 (but deferring and accruing receipt of payment until the Company receives "Round-3 Financing" in a minimum amount of $500,000), the Executive shall receive a Base Salary of $4,000 per month through August 31, 2009, and then the Base Salary shall increase beginning September 1, 2009 to $6,500 per month for the remainder of the Term. The Base Salary shall be payable in accordance with the general payroll practices of the Company in effect from time to time. During the remainder of the Term, the Base Salary shall be reviewed at least annually by the Board after consultation with the Executive and may from time to time be increased (but not decreased) as solely determined by the Board. Effective as of the date of any such increase, the Base Salary as so increased shall be considered the new Base Salary for all purposes of this Agreement and may not thereafter be reduced. Any increase in Base Salary shall not limit or reduce any other obligation of the Company to the Executive under this Agreement.

     B. Annual Performance Bonus. The Executive shall be eligible for annual discretionary bonus awards payable in cash or common stock of the Company, as so determined solely by the Board, based on performance objectives submitted annually by senior management and approved by the Board.

     C. Long-Term Incentives. Upon the execution of this Agreement, the Company agrees to issue the Executive the initial option award set forth on the term sheet attached hereto as Exhibit A. and incorporated by reference. Following the initial option award, the Executive shall be eligible for grants of stock options, restricted stock and/or other long-term incentives in the discretion of the Board on the same basis as other similarly situated senior executives of the Company. The Company agrees to enter into negotiations and to provide Executive with a long-term options plan -- similar in scope and kind to the President's - beginning six months from the Effective Date.

     D. Benefits. If and to the extent that the Company maintains employee benefit plans (including, but not limited to, pension, profit-sharing, disability, accident, medical, life insurance, and hospitalization plans) (it being understood that the Company may but shall not be obligated to do so);

                           (1) The  Executive shall be  entitled to  participate
                  therein in accordance with the Company's regular practices with respect to similarly situated senior executives.

                           (2)  The  Executive  shall  be  entitled  to  prompt,
                  normally  15 days or less from  receipt  of  approved  expense
                  report,   reimbursement   from  the  Company  for   reasonable


Final Ventura Employment Agreement -- 042809      ____________ Initial
                  out-of-pocket expenses incurred by him in the course of the performance of his duties hereunder, upon the submission of appropriate documentation in accordance with the practices, policies and procedures applicable to other senior executives of the Company.

                           (3) The Executive shall be entitled to such vacation,
                  holidays and other paid or unpaid leaves of absence as are consistent with the Company's normal policies available to other senior executives of the Company or as are otherwise approved by the Board. Notwithstanding the foregoing, vacation will be a minimum of three weeks per year, accrued monthly beginning on the Effective Date.

     3. Termination of Employment. Notwithstanding the provisions of Section 2 hereof, the Executive's employment hereunder shall terminate under any of the following conditions:

     A. Death. The Executive's employment under this Agreement shall terminate automatically upon his death.

     B. Total Disability. The Company shall have the right to terminate this Agreement if the Executive becomes Totally Disabled. For purposes of this Agreement, "Totally Disabled" means that the Executive is not working and is currently unable to perform the substantial and material duties of his position hereunder as a result of sickness, accident or bodily injury for a period of three consecutive months. Prior to a determination that Executive is Totally Disabled, but after Executive has exhausted all sick leave and vacation benefits provided by the Company, Executive shall continue to receive his Base Salary, offset by any disability benefits he may be eligible to receive that are provided directly or indirectly by the Company.

     C. Termination by Company for Cause. The Executive's employment hereunder may be terminated for Cause upon written notice by the Company. For purposes of this Agreement, "Cause" shall mean:

          (1) conviction of the Executive by a court of competent jurisdiction of any felony or a crime involving moral turpitude;

          (2) the Executive's willful and intentional failure or willful and intentional refusal to follow reasonable and lawful instructions of the Board;

          (3) the Executive's material breach or default in the performance of his obligations under this Agreement; or

          (4)  the   Executive's   act   of   misappropriation,    embezzlement,
               intentional fraud or similar conduct involving the Company.

Executive may not be terminated for Cause pursuant to subsections (2) and (3) above unless Executive is given written notice of the circumstances constituting "Cause" and a reasonable period to cure such circumstances, which period shall be no less than thirty (30) days.

     D. Termination for Good Reason. The Executive's employment hereunder may be terminated by the Executive for Good Reason on written notice by Executive to


Final Ventura Employment Agreement -- 042809      ____________ Initial
the Company. For purposes of this Agreement, "Good Reason" means the occurrence of any of the following circumstances without the Executive's consent:(1)

          (1). a material reduction in the Executive's salary or benefits excluding the substitution of substantially equivalent compensation and benefits provided that a reduction in the level of compensation payable to a substantial portion of the Company's employees or to substantially all of the Company's officers as part of a unilateral cost-cutting program of the Company will not be taken into account for acceleration or vesting;

          (2)  a material  diminution of the  Executive's  duties,  authority or
               responsibilities   as  in  effect   immediately   prior  to  such
               diminution;

          (3) the relocation of the Executive' principal work location to a location more than 50 miles from its current location; or

          (4) the failure of a successor to assume and perform under this Agreement.

     4. Payments Upon Termination..

     A. Upon termination of Executive's employment hereunder for any reason as so provided for in Section 3 hereof, the Company shall be obligated to pay and the Executive shall be entitled to receive, on such terms and conditions as is customary in the normal course of business (based on past practice and experience), Base Salary which has accrued for services performed to the date of termination and which has not yet been paid. In addition, the Executive shall be entitled to any vested benefits to which he is entitled under the terms of any applicable Executive benefit plan or program, vested restricted stock plan and stock option plan of the Company, and, to the extent applicable, short-term or long-term disability plan or program with respect to any disability, or any life insurance policies and the benefits provided by such plan, program or policies, or applicable law as duly adopted from time to time by the Board.

     B. Upon termination of Executive's employment by the Company without Cause or by the Executive for Good Reason, the Company shall be obligated to pay and the Executive shall be entitled to receive:

          (1) all of the amounts and benefits described in Section 4.A. hereof; and

          (2) Base Pay for a total of three (3) months, payable in the normal course of business according to the Company's payment policy at that time; and

          (3) continued participation in all Executive welfare benefit programs of the Company for three (3) months from the Executive's termination of employment.


Final Ventura Employment Agreement -- 042809      ____________ Initial

                  Payments under Section 4.B., with the exception of amounts due pursuant to Section 4.B(1), are conditioned on the execution by the Executive of a release of all employment-related claims; provided, however, that such release shall be contingent upon the Company's satisfaction of all terms and conditions of this Section.

     C. Upon termination of the Executive's employment upon the death of Executive pursuant to Section 3.A., the Company shall be obligated to pay, and the Executive shall be entitled to receive:

          (1)  all of the amounts and vested benefits described in Section 4.A.;

          (2) any death benefit payable under a plan or policy provided by the Company; and

          (3) continued participation by the Executive's dependents in the welfare benefit programs of the Company, including reimbursement for health care benefit premiums agreed to hereof, for a period of time no longer than (i) three months or (ii) the amount of time remaining in the Term.

     D. Upon termination of the Executive's employment upon the Disability of the Executive pursuant to Section 3.B., the Company shall be obligated to pay, and the Executive shall be entitled to receive:

          (1)  all of the amounts and vested benefits described in Section 4.A.;

          (2) the Base Salary, at the rate in effect immediately prior to the date of his termination of employment due to Disability, for a period no longer than (i) three-months or (ii) the amount of time remaining in the Term, offset by any payments the Executive receives under the Company's long-term disability plan and any supplements thereto, whether funded or unfunded, which is adopted by the Company for the Executive's benefit and not attributable to the Executive's own contributions; and

          (3) continued participation by the Executive and his dependents in the welfare benefit programs of the Company, including reimbursement for health care benefit premiums agreed to hereof, for a period of time no longer than (i) three months or (ii) the amount of time remaining in the Term.

                  Payments under Section 4.D., with the exception of amounts due pursuant to Section 4.D(1), are conditioned on the execution by the Executive or the Executive's representative of a release of all employment-related claims; provided, however, that such release shall be contingent upon the Company's satisfaction of all terms and conditions of this Section.

     E. Upon voluntary termination of employment by the Executive (other than for Good Reason as described in Section 4.B.) or termination by the Company for Cause, the Company shall have no further liability under or in connection with this Agreement, except to provide the amounts set forth in Section 4.A.


Final Ventura Employment Agreement -- 042809      ____________ Initial

     F. Upon voluntary or involuntary termination of employment of the Executive for any reason whatsoever or expiration of the Term, the Executive shall continue to be subject to the provisions of Section 5, hereof (it being understood and agreed that such provisions shall survive any termination or expiration of the Executive's employment hereunder for any reason whatsoever).

     5. Confidentiality, Return of Property, and Covenant Not to Compete.

          (1) Company Information. The Company agrees that it will provide the Executive with Confidential Information, as defined below that will enable the Executive to optimize the performance of the Executive's duties to the Company. In exchange, the Executive agrees to use such Confidential Information solely for the Company's benefit. The Company and the Executive agree and acknowledge that its provision of such Confidential Information is not contingent on the Executive's continued employment with the Company. Notwithstanding the preceding sentence, upon the termination of the Executive's employment for any reason, the Company shall have no obligation to provide the Executive with its Confidential Information. "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products services, customer lists and customers (including, but not limited to, customers of the Company on whom the Executive called or with whom the Executive became acquainted during the term of the Executive's employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing finances or other business information disclosed to the Executive by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. Confidential Information does not include any of the foregoing items that have become publicly known and made generally available through no wrongful act of the Executive or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions.

                               The Executive agrees at all times during the Term and thereafter, to hold in strictest confidence, and not to use, except for the exclusive benefit of the Company, or to disclose to any person or entity without written authorization of the Board of Directors of the Company, any Confidential Information of the Company.

          (2) Former Employer Information. The Executive agrees that he will not, during his employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former employer or other person or entity and that the Executive will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.


Final Ventura Employment Agreement -- 042809      ____________ Initial

          (3) Third-Party Information. The Executive recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. The Executive shall hold all such confidential or proprietary information in the strictest confidence and not disclose it to any person or entity or use it except as necessary in carrying out the Executive's work for the Company consistent with the Company's agreement with such third party.

               a. Returning Company Documents. At the time of leaving the employ of the Company, the Executive will deliver to the Company (and will not keep in the Executive's possession) specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by the Executive pursuant to the Executive's employment with the Company or otherwise belonging to the Company, its successors or assigns.

               b. Notification of New Employer. In the event that the Executive leaves the employ of the Company, the Executive hereby grants consent to notification by the Company to the Executive's new employer about the Executive's rights and obligations under this Agreement.

               c. Solicitation of Employees. The Executive agrees that for a period of twenty-four (24) months immediately following the termination of the Executive's relationship with the Company for any reason, the Executive shall not either directly or indirectly solicit, induce or recruit any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for himself or for any other person or entity.

               d.   Covenant Not to Compete.

                    (1). The Executive agrees that during the course of his employment and for twenty-four (24) months following the termination of the Executive's relationship with the Company for any reason, the Executive will not compete, without the prior written consent of the Company, as a partner, employee, consultant, officer, director, manager, agent, associate, investor, or otherwise, directly or indirectly, own, purchase, organize or take preparatory steps for the organization of, build, design, finance, acquire, lease, operate, manage, invest in, work or consult for or otherwise affiliate with any business, in competition with the
                    Company's Chinese communications business; provided, however, that the beneficial ownership by Executive of up to 5% of the voting stock of any corporation subject to the periodic reporting requirements of the Securities and

Final Ventura Employment Agreement -- 042809      ____________ Initial

                    Securities  Exchange  Act of 1934  shall  not  violate  this
                    Section 5. The foregoing covenant shall cover the Executive's activities in every part of the Territory in which the Executive may conduct business during the term of such covenant as set forth above. "Territory" shall mean the Peoples Republic of China.

                    (2). The Executive acknowledges that he will derive significant value from the Company's agreement in Section 5.A(1) to provide the Executive with that Confidential Information to enable the Executive to optimize the performance of the Executive's duties to the Company. The Executive further acknowledges that his fulfillment of the obligations contained in this Agreement, including, but not limited to, the Executive's obligation neither to disclose nor to use the Company's Confidential Information other than for the Company's exclusive benefit and the Executive's obligation not to compete contained in subsection (1) above, is necessary to protect the Company's Confidential Information and, consequently, to preserve the value and goodwill of the Company. The Executive further acknowledge the time, geographic and scope limitations of the
                    Executive's obligations under subsection (1) above are reasonable, especially in light of the Company's desire to protect its Confidential Information, and that the Executive will not be precluded from gainful employment if the Executive is obligated not to compete with the Company during the period and within the Territory as described above.

                    (3). The covenants contained in subsection (1) above shall be construed as a series of separate covenants, one for each city, county and state of any geographic area in the Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in subsection (1) above. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event the provisions of subsection (1)
                    above are deemed to exceed the time, geographic or scope limitations permitted by Nevada law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, then permitted by such law.

               e. Representations. The Executive agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. The Executive represents that his performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by the Executive in confidence or in trust prior to the Executive's employment by the Company. The Executive has not entered into, and the Executive agrees that he will not enter into, any oral or written agreement in conflict herewith.


Final Ventura Employment Agreement -- 042809      ____________ Initial

     6. Arbitration. Any dispute or controversy arising under or in connection with this Agreement (other than any dispute or controversy arising from a violation or alleged violation by the Executive of the provisions of Section 5) shall be settled exclusively by final and binding arbitration in Kansas City, Missouri, in accordance with the Employment Arbitration Rules of the American Arbitration Association ("AAA"). The arbitrator shall be selected by mutual agreement of the parties, if possible. If the parties fail to reach agreement upon appointment of an arbitrator within thirty days following receipt by one party of the other party's notice of desire to arbitrate, the arbitrator shall be selected from a panel or panels of persons submitted by the AAA. The selection process shall be that which is set forth in the AAA Employment Arbitration Rules then prevailing, except that, if the parties fail to select an arbitrator from one or more panels, AAA shall not have the power to make an appointment but shall continue to submit additional panels until an arbitrator has been selected. This agreement to arbitrate shall not preclude the parties from engaging in voluntary, non-binding settlement efforts including mediation.
7. Notices All notices and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by registered or certified mail (return receipt requested and with postage prepaid thereon) or by facsimile transmission to the respective parties.


                 China Wi-Max Communications, Inc.

                 Steven T. Berman, President
                 Denver Tower 1905 Sherman St. Suite 335, Denver, CO 80203 cc: Allan Rabinoff, Chairman of the Board

                 If  to Executive:

                 Frank R. Ventura
                 9993 Mackey Circle, Overland Park, Kansas  66212


         7. Amendment; Waiver. The terms and provisions of this Agreement may be modified or amended only by a written instrument executed by each of the parties hereto, and compliance with the terms and provisions hereof may be waived only by a written instrument executed by each party entitled to the benefits thereof. No failure or delay on the part of any party in exercising any right, power or privilege granted hereunder shall constitute a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

     8. Entire Agreement. This Agreement and all Exhibits attached hereto constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior written or oral agreements or understandings between the parties relating thereto.

     9. Severability. In the event that any term or provision of this Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining terms and provisions hereof shall not be in any way affected or impaired thereby, and this Agreement shall be construed as if


Final Ventura Employment Agreement -- 042809      ____________ Initial
such invalid, illegal or unenforceable provision had never been contained therein.

     10. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns (it being understood and agreed that, except as expressly provided herein, nothing contained in this Agreement is intended to confer upon any other person or entity any rights, benefits or remedies of any kind or character whatsoever). The Executive may not assign this Agreement without the prior written consent of the Company. Except as otherwise provided in this Agreement, the Company may assign this Agreement to any of its affiliates or to any successor (whether by operation of law or otherwise) to all or substantially all of its business and assets without the consent of the Executive. For purposes of this Agreement, "affiliate" means any entity in which the Company owns shares or other measure of ownership representing at least 40% of the voting power or equivalent measure of control of such entity.

     11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado (except that no effect shall be given to any conflicts of law principles thereof that would require the application of the laws of another jurisdiction).

     12. Headings. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

     13.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS THEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has signed this Agreement as of the Effective Date.

                                       CHINA WI MAX COMMUNICATIONS, INC.



                                       -----------------------------------------
                                       By: Steven T. Berman, President


                                       EXECUTIVE



                                       -----------------------------------------
                                       Frank R. Ventura


Final Ventura Employment Agreement -- 042809      ____________ Initial

                                                                       Exhibit A

                      Frank Ventura -- Initial Option Award

I. Options. Company will grant Executive a signing bonus of 50,000 options to purchase of Company common stock, based on the fair market value as of the grant date, which shall be the date of execution of this Agreement.

     A. Fair market value shall be $0.25 per share, the price set forth in the first-round private placement.

     B.   Options will have a term of 3 years.

     D. Company will register the shares subject to the option on Form S-8 or such other form as may be available, and shall provide a cashless exercise procedure.

II.      Change in Control.

     A. In the event of a Change in Control, Company will pay Executive a gross-up payment to cover the excise tax, if any, imposed under
          Section 4999 of the Internal Revenue Code in connection with excess parachute payments as defined in Section 280G of the Internal Revenue Code.

     B. For purpose of the options, "Change in Control" means: (a) the consummation of a merger or consolidation of the Company with or into another entity or any other transaction, where the stockholders of the Company immediately prior to such merger, consolidation or other transaction own or beneficially own immediately after such merger, consolidation or other transaction less than 50% of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent entity of such continuing or surviving entity; (b) the sale, transfer or other disposition of all or substantially all of the Company's assets to a Person which is not owned or controlled by the Company or its stockholders immediately prior to such sale, transfer or other disposition; (c) individuals who, 30 days following the effective date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director thereafter whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or (d) any transaction as a result of which any Person is the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this definition of Change in Control, the term "Persons" means, acting individually or as a group, an individual or a corporation, Limited Liability Company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.


Final Ventura Employment Agreement -- 042809      ____________ Initial